Filed pursuant to Rule 424(b)(3)
Registration No. 333-186111

ARC REALTY FINANCE TRUST, INC.
SUPPLEMENT NO. 2, DATED MAY 22, 2013,
TO THE PROSPECTUS, DATED FEBRUARY 12, 2013

This prospectus supplement, or this Supplement No. 2, is part of the prospectus of ARC Realty Finance Trust, Inc., or the Company, dated February 12, 2013, or the Prospectus, as supplemented by Supplement No. 1, dated April 30, 2013, or Supplement No. 1. This Supplement No. 2 supplements, modifies or supersedes certain information contained in our Prospectus and Supplement No. 1 and should be read in conjunction with our Prospectus and Supplement No. 1. This Supplement No. 2 will be delivered with the Prospectus and Supplement No. 1. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purpose of this Supplement No. 2 is to, among other things:

•	update the status of our initial public offering, shares currently available for sale and our declaration of distributions;
•	add disclosure relating to our management;
•	add disclosure relating to our description of portfolio investments;
•	replace Appendix C — ARC Realty Finance Trust, Inc. Subscription Agreement with Appendix C–1 – Subscription Agreement and add Appendix C–2 – Multi-Offering Subscription Agreement; and
•	attach our Quarterly Report on Form 10-Q for the period ended March 31, 2013 as Annex A.

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 80.0 million shares of our common stock on February 12, 2013 (excluding shares to be issued under the distribution reinvestment plan, or DRIP). On May 14, 2013, we satisfied the general escrow conditions of our public offering of common stock. On such date, we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of our common stock and broke general escrow. As part of this general escrow break, we issued $1.0 million in shares of our common stock to our sponsor, American Realty Capital VIII, LLC, at $22.50 per share. Subscriptions from residents of Pennsylvania and Washington will be held in escrow until we have received aggregate subscriptions of at least $100.0 million and $10.0 million, respectively, in aggregate gross proceeds from all investors pursuant to this offering.

We will offer shares of our common stock until February 12, 2015, unless the offering is extended in accordance with the Prospectus, as supplemented from time to time, provided that the offering will be terminated if all 80.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to the DRIP for sale in our primary offering).

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As of May 15, 2013, we had acquired one mezzanine loan. As of May 15, 2013, we had total commercial real estate investments, at cost, of $3.9 million. As of March 31, 2013, we had incurred cumulatively to that date, $2.2 million in offering costs in connection with the issuance and distribution of our registered securities.

Shares Currently Available for Sale

As of May 15, 2013, there were 0.1 million shares of our common stock outstanding, including unvested restricted stock. As of May 15, 2013, there were approximately 79.9 million shares of our common stock available for sale, excluding shares available under our DRIP. As of May 15, 2013, we had received aggregate gross offering proceeds of $2.2 million.

Declaration of Distributions

On May 13, 2013, our board of directors authorized, and we declared, a distribution rate which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00565068493 per day based on a price of $25.00 per share of common stock. The distributions will begin to accrue on May 30, 2013. The distributions will be payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month.

There can be no assurance that any such distribution will be paid to stockholders. The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time.

As of the date hereof, we own one debt investment and have no historical operating cash flows. Additionally, our organizational documents permit us to pay distributions from unlimited amounts of any source, and we may use sources other than operating cash flows to fund distributions, including proceeds from this offering, which may reduce the amount of capital we ultimately invest in properties or other permitted investments, and negatively impact the value of your investment.

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PROSPECTUS UPDATES

Cover Page

The fifth paragraph on the cover page of the Prospectus is hereby replaced in its entirety with the following disclosure.

“This offering will end no later than February 12, 2015, which is two years from the effective date of this offering. This offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. On May 14, 2013, we received aggregate subscriptions equal to $2,000,000 in shares of our common stock, satisfied our minimum offering requirement and broke general escrow. As part of this general escrow, we sold $1,000,000 in shares of common stock to our sponsor, American Realty Capital VIII, LLC, at a per share price of $22.50. Subscription proceeds received from Pennsylvania and Washington investors will continue to be held in escrow by our escrow agent, UMB Bank, N.A., or UMB Bank, unless and until we have received aggregate subscriptions of at least $100,000,000 and $10,000,000 respectively, in aggregate gross proceeds from all investors pursuant to this offering. Any purchase of shares by our sponsor, directors, officers and other affiliates will be included for purposes of determining whether the minimum of $100,000,000 and $10,000,000 of shares of common stock, with respect to Pennsylvania and Washington investors, respectively, required to release funds from each state’s respective investors from the escrow account have been sold.”

Prospectus Summary

The question “What is the experience of your principal executive officers?” on page 5 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“What is the experience of your principal executive officers?

Our investments will be identified, evaluated, negotiated, consummated and managed by our investment team employed by our advisor, including the six principal officers of our advisor, including Nicholas S. Schorsch, Peter M. Budko, Donald MacKinnon, Andrew Winer, Nicholas Radesca and Boris Korotkin. Nicholas S. Schorsch has been the chief executive officer of our company and our advisor and Peter M. Budko has served as the president and secretary of our company and our advisor since November 2012 and January 2013, respectively. Messrs. Schorsch and Budko have been active in the structuring and financial management of commercial real estate investments for over 23 years and 11 years, respectively. Mr. Radesca has nearly 20 years of experience in finance and accounting, including substantial experience in managing debt. Each of Messrs. Budko, MacKinnon and Winer has 20 years of experience in structuring and managing debt. See “Management.””

The second paragraph under the question “What kind of offering is this?” on page 6 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“On May 14, 2013, we received aggregate subscriptions equal to $2.0 million in shares of our common stock, which was sufficient to satisfy our minimum offering amount and break escrow, and we issued shares of common stock to our initial investors who were admitted as stockholders. As part of this general escrow break, we issued $1.0 million in shares of our common stock to our sponsor at a purchase price of $22.50 per share. However, we will not release from escrow any proceeds received from Pennsylvania or Washington residents unless and until we raise a minimum of $100,000,000 and $10,000,000, respectively, in aggregate gross offering proceeds from all investors pursuant to this offering. Pending a satisfaction of this condition, all subscription payments from Pennsylvania and Washington residents will be placed in an account held by our escrow agent, UMB Bank, in trust for subscribers’ benefit, pending release to us. Any purchase of shares by our sponsor, directors, officers and other affiliates and “Friends” will be included for purposes of determining whether we have reached the minimum of $100,000,000 or $10,000,000 of shares of common stock sold that is required in order to release proceeds received from residents of Pennsylvania or Washington, respectively. Funds in escrow will be invested in short-term investments that mature on or before February 12, 2014, which is one year from the effective date of this offering, or that can be readily sold or otherwise disposed of for cash by this date without any dissipation of the offering proceeds invested.”

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Management

The first paragraph and table under “Executive Officers and Directors” on page 74 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“We have provided below certain information about our executive officers and directors. The primary function of our executive officer is to oversee the advisor, who will provide the day-to-day services for, and operations of, the Company.

Name	Age	Position(s)
Nicholas S. Schorsch	52	Chairman of the Board of Directors and Chief Executive Officer
Peter M. Budko	53	President, Secretary and Director
Donald MacKinnon	49	Chief Operating Officer
Andrew Winer	45	Chief Investment Officer
Nicholas Radesca	47	Chief Financial Officer and Treasurer
Boris Korotkin	40	Executive Vice President
Leslie D. Michelson	62	Lead Independent Director
Elizabeth K. Tuppeny	52	Independent Director
Dr. Robert J. Froehlich	60	Independent Director”

Imran Ahmed’s biography on page 77 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Boris Korotkin has served as senior vice president for American Realty Capital since January 2013 and previously served as vice president of American Realty Capital from its inception in April 2008 until December 2012.  Mr. Korotkin has over 15 years of experience in the commercial real estate debt industry. While serving at American Realty Capital since its inception, Mr. Korotkin has arranged and closed over $3.5 billion of corporate credit facilities, senior mortgages and mezzanine financings.  In these efforts, Mr. Korotkin has worked with a variety of lenders including money center banks, regional banks, community banks, life insurance companies, pension companies and specialty lenders.  Prior to joining American Realty Capital in April 2008, Mr. Korotkin served as vice president of Transaction Structuring and Analysis for AFRT from January 1999 until March 2008 where he led the analysis team that was responsible for underwriting complex real estate acquisitions and financing transactions in the United States and Europe.  Prior to joining AFRT, Mr. Korotkin was a controller for Universal Packaging Corp. and an auditor for Ford Motor Credit Company.   Mr. Korotkin holds a bachelor’s degree from the Pennsylvania State University and an M.B.A. from LaSalle University.”

4

The first three paragraphs and the table under “The Advisor” on page 84 of the Prospectus are hereby replaced in their entirety with the following disclosure.

“Our officers also are officers, key personnel and/or members of our advisor. Our advisor will have contractual responsibility to us and our stockholders pursuant to the advisory agreement between us and our advisor, executed on February 12, 2013. Our advisor is indirectly majority-owned and controlled by Messrs. Schorsch and Kahane.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
Nicholas S. Schorsch	52	Chief Executive Officer
Peter M. Budko	53	President and Secretary
Donald MacKinnon	49	Chief Operating Officer
Andrew Winer	45	Chief Investment Officer
Nicholas Radesca	47	Chief Financial Officer and Treasurer
Boris Korotkin	40	Executive Vice President

The backgrounds of Messrs. Schorsch, Budko, MacKinnon, Winer, Radesca and Korotkin are described in the “Management — Executive Officers and Directors” section of this prospectus.”

The fifth paragraph on page 84 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“The officers and key personnel of our advisor may spend a portion of their time on activities unrelated to us. Each of the officers and key personnel of our advisor, including Messrs. Budko, MacKinnon and Radesca, is currently expected to spend a significant portion of their time on our behalf but may not always spend a majority of their time on our behalf. In addition to the key personnel listed above, our advisor employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus our advisor is the sole limited partner of our operating partnership.”

The first paragraph under the section “Investment Decisions” on page 88 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“The primary responsibility for the investment decisions of our advisor and its affiliates, and the negotiation for these investments, resides with Nicholas S. Schorsch, Peter M. Budko, Donald MacKinnon, Andrew Winer, Nicholas Radesca and Boris Korotkin, and our advisor seeks to invest in our targeted assets on our behalf that satisfy our investment objectives. To the extent we invest in properties, a majority of our directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, or if an asset is acquired from our advisor, one or more of our directors, our sponsor or any of its affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors.”

The second paragraph under the section “Certain Relationships and Related Transactions” on page 88 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Nicholas S. Schorsch, our chief executive officer, also is the chief executive officer of our advisor. Peter M. Budko, our president and secretary, also is the president and secretary of our advisor. Donald MacKinnon, our chief operating officer, also is the chief operating officer of our advisor. Andrew Winer, our chief investment officer, also is the chief investment officer of our advisor. Nicholas Radesca, our chief financial officer and treasurer, also is the chief financial officer and treasurer of our advisor. Boris Korotkin, our executive vice president, also is the executive vice president of our advisor. For a further description of this agreement, see the sections entitled “— The Advisor,” “Management Compensation” and “Conflicts of Interest” in this prospectus.”

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Description of Portfolio Investments

The following disclosure is added as a new section immediately following the section “Valuation Guidelines” on page 133 of the Prospectus.

“DESCRIPTION OF PORTFOLIO INVESTMENTS

Portfolio Investments

W Minneapolis – The Foshay Hotel Mezzanine Loan

On May 15, 2013, we, through our operating partnership, acquired a mezzanine loan in the amount of $6.5 million secured by the pledge of certain ownership interests in the owner and subtenant of the W Minneapolis - The Foshay hotel located in Minneapolis, Minnesota. The property contains 229 rooms, 32 stories and certain amenities, including 6,761 square feet of meeting and event space. The mezzanine loan was originated by an unrelated third party in connection with a $51.0 million senior loan which is secured by the fee simple interest in the property. The mezzanine loan and senior loan total a 77% loan-to-appraised value ratio in relationship to the property and were made to allow the owner of the property to refinance certain other borrowings.

We purchased the mezzanine loan at a discounted price of $3.95 million with: (i) proceeds from our ongoing offering in the amount of $2.0 million; and (ii) borrowings under a line of credit made available to us by the parent of our sponsor in the amount of $1.95 million.

The mezzanine loan bears interest at a fixed rate of 5.462% per annum, subject to an interest rate increase in the case of a default. The mezzanine loan has an initial term of 10 years and requires amortizing monthly payments of principal and interest. The mezzanine loan may be prepaid in whole, but not in part, on any monthly payment date, beginning on the monthly payment date in February 2023.

The underwritten cash flow available for debt service is $5.1 million (net operating income less replacement reserves). This cash flow available for debt service exceeds aggregate forward debt service payments related to the property by 1.31x (calculated by dividing cash flow available for debt service by the projected aggregate annual debt service to be paid in connection with the mezzanine loan and senior loan secured by the property and certain ownership interests in the property for the next year).

Financing Obligations

Line of Credit with AR Capital, LLC

On May 15, 2013, we entered into an unsecured $5.0 million revolving line of credit with the parent of our sponsor. The line of credit bears interest at a per annum fixed rate of 3.25%. The line of credit matures in one year, subject to two successive extension terms of one year each, and provides for quarterly interest-only payments, with all principal and interest outstanding being due on the maturity date. The line of credit may be prepaid from time to time and at any time, in whole or in part, without premium or penalty.”

Plan of Distribution

The section “Minimum Offering” on page 213 of the Prospectus is hereby deleted in its entirety.

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Subscription Agreement

The form of subscription agreement included in this Supplement No. 2 is hereby added as Appendix C-1 to the Prospectus. Appendix C-1 will hereby replace Appendix C – ARC Realty Finance Trust, Inc. Subscription Agreement of the Prospectus.

The form of multi-offering subscription agreement included in this Supplement No. 2 as Appendix C-2 is hereby added as Appendix C-2 to the Prospectus.

Annex A

On May 15, 2013, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which is attached as Annex A to this Supplement No. 2.

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Realty Finance Trust, Inc.

ARC Realty Finance Trust, Inc.
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

EFFECTIVE MAY 16, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **ARC Realty Finance Trust, Inc. ("ARC RFT")**
- State in which sale was made: ______

☐ Initial Investment
☐ Additional Investment:
Acct# ________________

Investment Amount

$ ________________________
- *$2,500 minimum investment*
- *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC RFT (except ARC RFT investors in PA or WA), make checks payable to:** ARC Realty Finance Trust, Inc.
  - **For ARC RFT investors in PA or WA, make checks payable to:** UMB Bank, NA, Escrow Agent for ARC Realty Finance Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
State of ______ Custodian for ____________________

☐ **Estate** – *Personal representative signature required.*
Name of Executor: ____________________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ____________________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ____________________
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ____________________

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/ investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

EFFECTIVE MAY 16, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

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IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ____________________

Name of Custodian or Trustee ____________________

Mailing Address ____________________

City, State, Zip ____________________

Business Phone ____________________

Custodian/Trust/Business Entity Tax ID# ____________________

Account # ____________________

Name of Custodian or Other Administrator ____________________

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IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ____________________

Date of Birth ____________________

Social Security Number or Taxpayer ID # ____________________

Legal Address (No P.O. Boxes) ____________________

City, State, Zip ____________________

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ____________________ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ____________________

Entity Name ____________________

Date of Birth ____________________

Social Security Number or Taxpayer ID# ____________________

If Non-U.S. Citizen, specify Country of Citizenship ____________________

Mailing Address (if different than legal address) ____________________

City, State, Zip ____________________

Home Phone ____________________

Business Phone ____________________

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ____________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ____________________

Account No. (required): ____________________

☐ Foreign national identity documents Bank Name (required): ____________________

Phone No. (required): ____________________

Number for the document checked above and country of issuance: ____________________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. *Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

5 Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions. 1 Note: Qualified accounts may not direct distributions without the custodian¡¦s approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian. Distributions ARC REALTY FINANCE TRUST, INC. ƒ¤ I hereby subscribe for Shares of ARC Realty Finance Trust, Inc.and elect the distribution option indicated. ƒÓ Reinvest/Distribution Reinvestment Plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. ƒÓ Mail Check to the address of record ƒÓ Send to Custodial Account listed in Section 3 ƒÓ Cash/Direct Deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) ƒÓ Automatic Purchase Plan: Check this box if you wish to participate in the Automatic Purchase Plan (¡§APP¡¨). A separate form is required to be completed to participate in APP. * * Alabama, Kansas and Nebraska investors cannot participate in the Automatic Purchase Plan. 1 Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by ARC Realty Finance Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates. 2 Alabama, Maine and Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs. 3 We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder¡¦s financial condition or inaccuracy of any representation under the subscription agreement for such stockholder¡¦s initial purchase of our shares. 4 I authorize ARC Realty Finance Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as ¡§Issuer¡¨) to deposit my distribution/ dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors¡¦ ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares. 5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner¡¦s checking or savings account or to a party other than the registered owner. Name of Third Party Financial Institution Mailing Address City, State, Zip Account # Bank's ABA/Routing # ƒÓ Checking Account (must enclose voided check) ƒÓ Savings Account (subject to bank verification) ELECTRONIC DELIVERY ELECTION Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated: ARC Realty Finance Trust, Inc. We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering¡¦s respective Web site and notify you by e-mail when such documents are available and how to access the documents. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: (a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe¡¦s Portable Document Format (PDF). The Adobe ReaderR software is required to view documents in PDF format. The Reader software is available free of charge from Adobe¡¦s web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from ARC Realty Finance Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to ARC Realty Finance Trust, Inc. as ¡§undeliverable¡¨, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if ARC Realty Finance Trust, Inc. is unable to obtain a valid e-mail address for me, ARC Realty Finance Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. Owner Signature _______________________________________________________ Date (mm/dd/yyyy) _______________ Co-Owner Signature (if applicable) _________________________________________ Date (mm/dd/yyyy) _______________ Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided. My e-mail address is ____________________________________________________________________________________ Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

EFFECTIVE MAY 16, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth *(excluding home, home furnishings and automobiles)* of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth *(excluding home, home furnishings and automobiles)* of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the ARC RFT Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC RFT offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC RFT and its affiliates cannot exceed 10% of the Massachusetts, Oregon or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC RFT, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania and Michigan residents only: A Pennsylvania or Michigan investor cannot invest more than 10% of his or her net worth in ARC RFT. ARC RFT cannot accept subscriptions from Pennsylvania residents until it raises $100,000,000 from other jurisdictions.		
Iowa residents only: The maximum investment allowable in ARC RFT or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: A New Jersey investor must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC RFT, shares of its affiliates and other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth.		
Nebraska residents only: Investors must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum investment in ARC RFT and its affiliates cannot exceed 10% of the investor's net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC RFT offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in ARC RFT and that they meet one of the general suitability standards described above.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC RFT and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by ARC RFT for this offering with the Missouri Securities Division.

EFFECTIVE MAY 16, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in ARC RFT will be limited to 10% of their net worth (exclusive of home, home furnishings and automobile).		
Alabama residents only: In addition to the general suitability requirements described above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in ARC RFT and other similar programs.		
Tennessee residents only: A Tennessee resident's investment must not exceed ten percent (10%) of his or her liquid net worth (exclusive of home, home furnishings and automobiles).		
Washington residents only: ARC RFT cannot accept subscriptions from Washington residents until it raises $10,000,000 from other jurisdictions.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

**Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6B will not constitute an execution of this subscription agreement.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ______________

6b

Substitute Form W-9
ALL U.S. Taxpayers Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

EFFECTIVE MAY 16, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD. 6b Substitute Form W-9 ALL U.S. Taxpayers Must Sign (Continued) Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien). Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor Print Name Date Signature of Joint Owner, if applicable Print Name Date 6b Guidelines for Certification of Taxpayer Identification Number (“TIN”) on Substitute Form W-9 What Number to Give the Requester. - Social Security numbers (‘‘SSN’’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (‘‘EIN’’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘‘Section’’ references are to the Internal Revenue Code of 1986, as amended. ‘‘IRS’’ means the Internal Revenue Service. For this type of account: Give the SSN of: 1. An individual’s account 2. Two or more individuals (Joint account) 3. Custodian account of a minor (Uniform Gift to Minors Act) 4. (a) The usual revocable savings trust account (grantor also is trustee) (b) So-called trust account that is not a legal or valid trust under State law 5. Sole proprietorship or single-owner LLC The individual The actual owner of the account or, if combined funds, the first individual on the account (1) The minor (2) The grantor-trustee (1) The actual owner (1) The owner (3) For this type of account: Given the EIN of: 6. Sole proprietorship or single-owner LLC 7. A valid trust, estate, or pension trust 8. Corporate or LLC electing corporate status on Form 8832 9. Association, club, religious, charitable, educational, or other tax-exempt organization 10. Partnership or multi-member LLC 11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments 12. A broker or registered nominee The owner (3) The legal entity (4) The corporation The organization The partnership or LLC The public entity The broker or nominee (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) You must show your individual name and you also may enter your business or ‘‘DBA’’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

C-1-6

6b Guidelines for Certification of Taxpayer Identification Number (“TIN”) on Substitute Form W-9 (Continued) a Number If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). Payees Exempt from Backup Withholding Backup withholding is not required on any payments made to the following payees: • An organization exempt from tax under Section 501(a), an individual retirement account (‘‘IRA’’), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f )(2). • The United States or any of its agencies or instrumentalities. • A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities. • A foreign government or any of its political subdivisions, agencies or instrumentalities. • An international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include: • A corporation. • A foreign central bank of issue. • A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States. • A futures commission merchant registered with the Commodity Futures Trading Commission. • A real estate investment trust. • An entity registered at all times during the tax year under the Investment Company Act of 1940. • A common trust fund operated by a bank under Section 584(a). • A financial institution. • A middleman known in the investment community as a nominee or custodian. • A trust exempt from tax under Section 664 or described in Section 4947. Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the ‘‘Exempt TIN’’ box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer. Privacy Act Notice Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply. Penalties • Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. • Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty. • Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. • Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

C-1-7

7 ƒÓ RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or ¡§wrap¡¨ fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that brokerdealer, not through the RIA. ƒÓ Special Alabama Undertaking Regarding APP: The Firm must check this box if the Automatic Purchase Plan (¡§APP¡¨) box in Section 5 is checked and either the sale was made in Alabama or Alabama is the state designated as the investor¡¦s address. By checking the box at the beginning of this paragraph, the Firm covenants and agrees that: (1) the Firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the Automatic Purchase Plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under Section 6 of this Subscription Agreement. Financial Advisor, Registered Investment Advisor & Registered Representative The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the ¡§Advisor¡¨) must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or noncommission based financial advisor) and may lawfully offer the Shares in the state designated as the investor¡¦s address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor¡¦s state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. Broker/Dealer or RIA Firm Address or P.O. Box Mailing Address City, State, Zip Business Phone # (Required) Fax Phone # E-mail Address Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) Representative # Registered Representative or Advisor [I.A.] Address or P.O. Box City, State, Zip Business Phone # (Required) Fax Phone # E-mail Address If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed. State (Required) Signature(s) of Registered Representative(s) or Advisor(s) (Required) Date Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) Date 8 For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right. For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement. For Regular Mail For Overnight Deliveries ARC Realty Finance Trust, Inc. (except for ARC RFT investors in PA or WA) c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 ARC Realty Finance Trust, Inc. (except for ARC RFT investors in PA or WA) c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 State-Specific Mailing Address Differences for ARC RFT: ƒ¤ For ARC RFT investors in PA or WA, mail to: ARC Realty Finance Trust, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 ƒ¤ Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at: American National Stock Transfer, LLC 405 Park Avenue, 12th Floor, New York, NY 10022 Phone: (877) 373-2522 | Facsimile: (646) 861-7793 FOR COMPANY USE ONLY: Amount Date Check/Wire# Account # Registered Representative # Firm # Custodian ID# Transfer Agent Reviewer

C-1-8

SUBSCRIPTION AGREEMENT 10 ARC Daily NAV ARCT V ARC- HT II NYRR ARC Retail PE-ARC UDF IV ARC RFT BDCA ARC Global EFFECTIVE MAY 21, 2013 PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD. Multi-Offering SUBSCRIPTION AGREEMENT AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC (MEMBER FINRA/SIPC) AT 1-877-373-2522.

C-2-1

EFFECTIVE MAY 21, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

Investment		Investment Amount
☐ **American Realty Capital Global Trust, Inc. ("ARC Global")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")** ▸ State in which sale was made: ______	☐ Initial Investment: ☐ *Retail* * (or) ☐ *Institutional* ** ☐ Additional Investment: ☐ *Retail* * (or) ☐ *Institutional* ** Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Trust V, Inc. ("ARCT V")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **ARC Realty Finance Trust, Inc. ("ARC RFT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ *$1,000 minimum investment*
☐ **Phillips Edison – ARC Shopping Center REIT, Inc. ("PE–ARC")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **United Development Funding IV ("UDF IV")**‡ ▸ State in which sale was made: ______ ‡ *Stated share price of $20 per share*	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$1,000 minimum investment if purchased through IRA or other qualified account* ▸ *$1,000 minimum for additional investments*

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Global** *(except ARC Global investors in PA)*, **ARC Daily NAV** *(except ARC Daily NAV investors in OH and PA)*, **ARCT V, ARC-HT II,** *(except ARC-HT II investors in PA and WA)* **ARC Retail** *(except ARC Retail investors in PA)*, **NYRR, ARC RFT** *(except ARC RFT investors in PA or WA)*, **BDCA, PE-ARC and UDF IV, make checks payable to the respective offering:** American Realty Capital Global Trust, Inc. (or) American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Trust V, Inc. (or) American Realty Capital Healthcare Trust II, Inc. (or) American Realty Capital New York Recovery REIT, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) ARC Realty Finance Trust, Inc. (or) Business Development Corporation of America (or) Phillips Edison – ARC Shopping Center REIT, Inc. (or) United Development Funding IV.
  - **For ARC Global investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Global Trust, Inc.
  - **For ARC Retail investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital – Retail Centers of America, Inc.
  - **For ARC Daily NAV investors in OH and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.
  - **For ARC-HT II investors in PA and WA, make checks payable to:** UMB Bank, NA, Escrow Agent for America Realty Capital Healthcare Trust II, Inc.
  - **For ARC RFT investors in PA or WA, make checks payable to:** UMB Bank, NA, Escrow Agent for ARC Realty Finance Trust, Inc.

2 OWNERSHIP

IMPORTANT: Please choose one option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e, entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual** – *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
- ☐ **Tenants in Common** – *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
  State of ______ Custodian for ______________
- ☐ **Estate** – *Personal representative signature required.*
  Name of Executor: ______________
  Include a copy of the court appointment.
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
  Name of Trustee: ______________
- ☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death**[1] – *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______________
  Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA*** – *One signature required.*
- ☐ **Roll-Over IRA*** – *One signature required.*
- ☐ **Roth IRA*** – *One signature required.*
- ☐ **KEOGH Plan*** – *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
- ☐ **401(k)** *(Only available for ARC Daily NAV)*
- ☐ **Other** (Specify) – ______________

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

EFFECTIVE MAY 21, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form (**W-8BEN, W-8ECI, W-8EXP or W-8IMY**) in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ____
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):____________________

Account No. (required):____

☐ Foreign national identity documents Bank Name (required):______________________________

Phone No. (required):______________________________

Number for the document checked above and country of issuance: ________________________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. *Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

EFFECTIVE MAY 21, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Footnotes:

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stock-holder's initial purchase of our shares.*

4 *I authorize American Realty Capital Global Trust, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Trust V, Inc., American Realty Capital Healthcare Trust II, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., ARC Realty Finance Trust, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc., United Development Funding IV or its agent, American National Stock Transfer, LLC, by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

Distributions

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

- *I hereby subscribe for Shares of American Realty Capital Global Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

- *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL TRUST V, INC.

- *I hereby subscribe for Shares of American Realty Capital Trust V, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

- *I hereby subscribe for Shares of American Realty Capital Healthcare Trust II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

- *I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

- *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

ARC REALTY FINANCE TRUST, INC.

- *I hereby subscribe for Shares of ARC Realty Finance Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

- *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.

- *I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Dividend Reinvestment Plan**[3] *Investor elects to participate in the Dividend Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

UNITED DEVELOPMENT FUNDING IV

- *I hereby subscribe for Shares of United Development Funding IV and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

EFFECTIVE MAY 21, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ____________________

Mailing Address ____________________

City, State, Zip ____________________

Account # ____________________

Bank's ABA/Routing # ____________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Global Trust, Inc.** ☐ **American Realty Capital Daily Net Asset Value Trust, Inc.** ☐ **American Realty Capital Trust V, Inc.**

☐ **American Realty Capital Healthcare Trust II, Inc.** ☐ **American Realty Capital New York Recovery REIT, Inc.** ☐ **American Realty Capital – Retail Centers of America, Inc.**

☐ **ARC Realty Finance Trust, Inc.** ☐ **Business Development Corporation of America** ☐ **Phillips Edison – ARC Shopping Center REIT, Inc.**

☐ **United Development Funding IV**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ____________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ____________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ____________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Maryland, Massachusetts, or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.

6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner Co-Owner For Investors of ALL Offerings (Continued): Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division. For American Realty Capital Global Trust, Inc. (“ARC Global”) Investors Only: I/we have received the final prospectus of ARC Global at least five (5) business days prior to the date of this subscription agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of ARC Global, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: In addition to the suitability requirements described above, investors’ maximum investment in the ARC Global shares will be limited to 10% of the investor’s liquid net worth. Ohio, Oregon, Washington, New Jersey and New Mexico residents only: In addition to the suitability requirements described above, the investor’s maximum investment in ARC Global and its affiliates cannot exceed 10% of the Oregon, Washington, New Jersey or New Mexico resident’s net worth. An Ohio investor’s aggregate investment in the ARC Global shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Pennsylvania residents only: A Pennsylvania investor’s maximum investment in the ARC Global offering cannot exceed 10% of his or her net worth. ARC Global will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions. Iowa residents only: The maximum investment allowable in ARC Global or its affiliates is 10% of an Iowa investor’s liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors. North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Global offering. Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor’s maximum investment in ARC Global should not exceed 10% of the investor’s net worth. Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the ARC Global offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Texas residents only: A Texas investor must have had, during the last tax year, or estimate that the Texas investor will have, during the current tax year: (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of at least $250,000. Net worth shall be determined exclusive of home, home furnishings and automobiles. The investor’s maximum investment in the ARC Global offering shall not exceed 10% of the investor’s liquid net worth. For American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC Daily NAV”) Investors Only: I/we acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor’s liquid net worth.

C-2-6

6 *Continued*

EFFECTIVE MAY 21, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only *(Continued)*:		
Ohio, Iowa, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Iowa, Oregon, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Daily NAV shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities. For Ohio investors, ARC Daily NAV will not release subscriptions from escrow until it has received $20,000,000 in subscriptions in other jurisdictions.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC Daily NAV should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth.		
Pennsylvania residents only: A Pennsylvania investor's maximum investment in the ARC Daily NAV offering cannot exceed 10% of his or her net worth. ARC Daily NAV will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions.		

For American Realty Capital Trust V, Inc. ("ARCT V") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARCT V, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARCT V, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARCT V offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARCT V shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in ARCT V shares will be limited to 10% of their net worth *(exclusive of home, home furnishings and automobile)*.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the shares in the ARCT V offering as registered with the Securities Division.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARCT V and its affiliates cannot exceed 10% of the investor's net worth.		
Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARCT V and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARCT V shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Trust V, Inc. ("ARCT V") Investors Only *(Continued)*:		
Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of his or her net worth in ARCT V.		
Iowa residents only: The maximum investment allowable in ARCT V or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARCT V offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARCT V offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: Investors who reside in the state of New Jersey must have either (i) a minimum liquid net worth of $100,000 and a minimum annual gross income of not less than $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor's total investment in ARCT V, its affiliates and in other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities.		

For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-HT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC-HT II should not exceed 10% of the investor's net worth		
Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC-HT II and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. It shall be unsuitable for an Ohio investor's aggregate investment in shares of ARC-HT II, its affiliates and in other non-traded real estate investment trusts to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of their net worth in ARC-HT II. ARC-HT II cannot accept subscriptions from Pennsylvania residents until it raises $85,000,000 from other jurisdictions.		
Iowa residents only: The maximum investment allowable in ARC-HT II or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: A New Jersey investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $85,000 or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor's total investment in the ARC-HT II offering and in other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-HT II offering not to exceed 10% of the Kentucky investor's liquid net worth.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in ARC-HT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		

EFFECTIVE MAY 21, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner Co-Owner For American Realty Capital Healthcare Trust II, Inc. (“ARC-HT II”) Investors Only (Continued): North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT II offering. Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the ARC-HT II offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor’s maximum investment in the ARC-HT II offering shall not exceed 10% of the investor’s liquid net worth Washington residents only: ARC-HT II cannot accept subscriptions from Washington residents until it raises $10,000,000 from other jurisdictions. For American Realty Capital New York Recovery REIT, Inc. (“NYRR”) Investors Only: I/we acknowledge receipt of the final Prospectus of NYRR, not less than five (5) business days prior to the signing of this Subscription Agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of NYRR, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the NYRR offering not to exceed 10% of the Kentucky investor’s liquid net worth. Ohio, Iowa, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in NYRR and its affiliates cannot exceed 10% of the Iowa, Oregon, Washington or New Mexico resident’s net worth. An Ohio investor’s aggregate investment in NYRR shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. ‘‘Liquid net worth’’ is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Pennsylvania Residents only: A Pennsylvania investor’s maximum investment in the NYRR offering cannot exceed 10% of his or her net worth. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investors’ maximum investment in NYRR should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings). North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the NYRR offering. For American Realty Capital – Retail Centers of America (“ARC Retail”) Investors Only: I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Retail offering not to exceed 10% of the Kentucky investor’s liquid net worth.

C-2-9

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital – Retail Centers of America ("ARC Retail") Investors Only *(Continued)*:		
Ohio, Iowa, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates cannot exceed 10% of the Iowa, Oregon, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor's maximum investment in the ARC Retail offering cannot exceed 10% of his or her net worth. ARC Retail will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARC Retail and its affiliates cannot exceed 10% of the investor's net worth.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Retail offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Retail offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
For ARC Realty Finance Trust ("ARC RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC RFT offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC RFT and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC RFT, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of his or her net worth in ARC RFT. ARC RFT cannot accept subscriptions from Pennsylvania residents until it raises $100,000,000 from other jurisdictions.		
Iowa residents only: The maximum investment allowable in ARC RFT or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: A New Jersey investor must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC RFT, shares of its affiliates and other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth.		
Nebraska residents only: Investors must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum investment in ARC RFT and its affiliates cannot exceed 10% of the investor's net worth.		

EFFECTIVE MAY 21, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner Co-Owner For ARC Realty Finance Trust (“ARC RFT”) Investors Only (Continued): Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the ARC RFT offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in ARC RFT and that they meet one of the general suitability standards described above. Washington residents only: ARC RFT cannot accept subscriptions from Washington residents until it raises $10,000,000 from other jurisdictions. For Business Development Corporation of America (“BDCA”) Investors Only: I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses. Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year. Iowa, Kentucky and New Jersey residents only: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor’s total investment in BDCA shall not exceed 10% of his or her net worth. Oregon residents only: In addition to the general suitability requirements described above, the investor’s maximum investment in BDCA shares and shares of its affiliates shall not exceed 10% of his or her net worth. Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the BDCA offering and other similar offerings not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Nebraska residents only: Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in BDCA. For such investors, net worth should not include the value of one’s home, home furnishings or automobiles. Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.) North Dakota residents only: BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.

C-2-11

6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner Co-Owner For Business Development Corporation of America (“BDCA”) Investors Only (Continued): Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor’s total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles. Oklahoma residents only: Purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth (excluding home, home furnishings and automobiles). North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000. Ohio residents only: In addition to the suitability standards above, the state of Ohio requires that each Ohio investor will limit his or her investment in BDCA common stock to a maximum of 10% of his or her net worth. New Mexico residents only: In addition to the suitability standards above, the state of New Mexico requires that an investment by an New Mexico resident in BDCA, its affiliates and in other non-traded business development companies will not exceed 10% of the investor’s net worth. For Phillips Edison – ARC Shopping Center REIT, Inc. (“PE–ARC”) Investors Only: Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of PE-ARC. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of PE-ARC, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investors’ maximum investment in PE-ARC should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings). Maine, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in PE-ARC and its affiliates cannot exceed 10% of the Maine, Ohio, Iowa, Oregon, Pennsylvania or Washington resident’s net worth. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the PE-ARC offering not to exceed 10% of the Kentucky investor’s liquid net worth. New Mexico residents only: Investors must have a liquid net worth of at least 10 times the amount of their investment in PE-ARC. For United Development Funding IV (“UDF IV”) Investors Only: I/we have received the final prospectus of UDF IV, not less than five (5) business days prior to the signing of this Subscription Agreement, and I/we accept the terms and conditions of the declaration of trust and bylaws of UDF IV. I/we am/are purchasing shares for my/our own account and I/we acknowledge that the shares are not liquid and there is no public market for this investment. I/we am/are not an Unacceptable Investor, as such term is defined in the prospectus under “Suitability Standards - Restrictions Imposed by the USA PATRIOT Act and Related Acts.” California residents only: I/We have, excluding the value of my/our home, furnishings and automobiles, (a) a gross annual income of at least $70,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000. Iowa residents only: This investment, when added to my/our investments in similar programs, does not exceed 10% of my/our liquid net worth. Oregon and Pennsylvania residents only: This investment does not exceed 10% of my/ our liquid net worth. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

C-2-12

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER¡¦S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE BUSINESS DAYS). THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER¡¦S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER¡¦S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER. Subscriber Signature(s) SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A) In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6B will not constitute an execution of this subscription agreement. Owner Signature ______________________________________________________ Date (mm/dd/yyyy) _______________ Co-Owner Signature (if applicable) ________________________________________ Date (mm/dd/yyyy) _______________ FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization. Authorized Signature (Custodian or Trustee) ________________________________ Date (mm/dd/yyyy) _______________ 6a IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review. * ƒÓ Automatic Purchase Plan: Check this box if you wish to participate in the Automatic Purchase Plan (¡§APP¡¨). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs and is not available for BDCA or UDF IV. NOTE:The APP may not be available in certain states for certain products. Please consult the product's individual subscription agreement to confirm. * Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares. 6b Substitute Form W-9 ALL U.S. Taxpayer Must Sign SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007) Certification To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. Exempt TIN. Check here if investor is an exempt payee. ƒÓ

C-2-13

6b Substitute Form W-9 ALL U.S. Taxpayer Must Sign (Continued) Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien). Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor Print Name Date Signature of Joint Owner, if applicable Print Name Date 6b Continued Guidelines for Certification of Taxpayer Identification Number (“TIN”) on Substitute Form W-9 What Number to Give the Requester. - Social Security numbers (‘‘SSN’’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (‘‘EIN’’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘‘Section’’ references are to the Internal Revenue Code of 1986, as amended. ‘‘IRS’’ means the Internal Revenue Service. For this type of account: Give the SSN of: 1. An individual’s account 2. Two or more individuals (Joint account) 3. Custodian account of a minor (Uniform Gift to Minors Act) 4. (a) The usual revocable savings trust account (grantor also is trustee) (b) So-called trust account that is not a legal or valid trust under State law 5. Sole proprietorship or single-owner LLC The individual The actual owner of the account or, if combined funds, the first individual on the account (1) The minor (2) The grantor-trustee (1) The actual owner (1) The owner (3) For this type of account: Given the EIN of: 6. Sole proprietorship or single-owner LLC 7. A valid trust, estate, or pension trust 8. Corporate or LLC electing corporate status on Form 8832 9. Association, club, religious, charitable, educational, or other tax-exempt organization 10. Partnership or multi-member LLC 11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments 12. A broker or registered nominee The owner (3) The legal entity (4) The corporation The organization The partnership or LLC The public entity The broker or nominee (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) You must show your individual name and you also may enter your business or ‘‘DBA’’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

C-2-14

6b Continued Guidelines for Certification of Taxpayer Identification Number (“TIN”) on Substitute Form W-9 (Continued) a Number If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). Payees Exempt from Backup Withholding Backup withholding is not required on any payments made to the following payees: • An organization exempt from tax under Section 501(a), an individual retirement account (‘‘IRA’’), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f )(2). • The United States or any of its agencies or instrumentalities. • A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities. • A foreign government or any of its political subdivisions, agencies or instrumentalities. • An international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include: • A corporation. • A foreign central bank of issue. • A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States. • A futures commission merchant registered with the Commodity Futures Trading Commission. • A real estate investment trust. • An entity registered at all times during the tax year under the Investment Company Act of 1940. • A common trust fund operated by a bank under Section 584(a). • A financial institution. • A middleman known in the investment community as a nominee or custodian. • A trust exempt from tax under Section 664 or described in Section 4947. Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the ‘‘Exempt TIN’’ box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer. Privacy Act Notice Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply. Penalties • Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. • Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty. • Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. • Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

C-2-15

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ______________________

Mailing Address ______________________

City, State, Zip ______________________

Business Phone # (Required) ______________________

Fax Phone # ______________________

E-mail Address ______________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ______________________

Representative # ______________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ______________________

City, State, Zip ______________________

Business Phone # (Required) ______________________

Fax Phone # ______________________

E-mail Address ______________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ______________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ______________________

Date ______________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ______________________

Date ______________________

EFFECTIVE MAY 21, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

EFFECTIVE MAY 21, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

8

IMPORTANT: Please note that there are state-specific mailing addresses for the following offerings: ARC Global, ARC Daily NAV, ARC-HT II, ARC Retail and ARC RFT.

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail	For Overnight Deliveries
American Realty Capital Global Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Global Trust, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital Daily Net Asset Value Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Daily Net Asset Value Trust, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital Trust V, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Trust V, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital Healthcare Trust II, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Healthcare Trust II, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital New York Recovery REIT, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital New York Recovery REIT, Inc.** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital – Retail Centers of America, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital – Retail Centers of America, Inc.** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
ARC Realty Finance Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407	**ARC Realty Finance Trust, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407
Business Development Corporation of America c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**Business Development Corporation of America** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
Phillips Edison–ARC Shopping Center REIT, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**Phillips Edison–ARC Shopping Center REIT, Inc.** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
United Development Funding IV c/o DST Systems, Inc P.O. Box 219096, Kansas City, MO 64121-9096	**United Development Funding IV** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407

State-Specific Mailing Address Differences for ARC Global, ARC Daily NAV, ARC-HT II and ARC Retail:

- **For ARC Global and ARC Retail investors in PA, ARC Daily NAV investors in OH and PA and ARC-HT II and ARC RFT investors in PA and WA, mail to:**

American Realty Capital Global Trust, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

American Realty Capital Daily Net Asset Value Trust, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

American Realty Capital Healthcare Trust II, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

American Realty Capital – Retail Centers of America, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

ARC Realty Finance Trust, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

- **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor, New York, NY 10022
Phone: (877) 373-2522 | Facsimile: (646) 861-7793

FOR COMPANY USE ONLY:

Amount ______

Date ______

Check/Wire# ______

Account # ______

Registered Representative # ______

Firm # ______

Custodian ID# ______

Transfer Agent Reviewer ______

C-2-18

Annex A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2013

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 333-186111

ARC Realty Finance Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	46-1406086
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York	10022
(Address of Principal Executive Office)	(Zip Code)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The number of shares of the registrant's common stock, $0.01 par value, outstanding as of May 14, 2013 was 97,778.

ARC REALTY FINANCE TRUST, INC.

(A Maryland Corporation in the Development Stage)

FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2013

TABLE OF CONTENTS

Page
PART I
Item 1. Consolidated Financial Statements	1
Consolidated Balance Sheets as of March 31, 2013 (Unaudited) and December 31, 2012	1
Consolidated Statements of Operations and Comprehensive Loss for the Three Months Ended March 31, 2013 and for the Period from November 12, 2012 (Date of Inception) to March 31, 2013 (Unaudited)	2
Consolidated Statements of Changes in Stockholder’s Equity (Deficit) for the Period from November 12, 2012 (Date of Inception) to March 31, 2013 (Unaudited)	3
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2013 and for the Period from November 12, 2012 (Date of Inception) to March 31, 2013 (Unaudited)	4
Notes to Consolidated Financial Statements	5
Item 2. Management's Discussion and Analysis	15
Item 3. Quantitative and Qualitative Disclosures about Market Risk	21
Item 4. Controls and Procedures	21
PART II
Item 1. Legal Proceedings	22
Item 1A. Risk Factors	22
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds	22
Item 3. Defaults upon Senior Securities	22
Item 4. Mine Safety Disclosures	22
Item 5. Other Information	22
Item 6. Exhibits	23
Signatures	24

PART I

Item 1. Financial Statements.

ARC REALTY FINANCE TRUST, INC.
(A Maryland Corporation in the Development Stage)
CONSOLIDATED BALANCE SHEETS

	March 31, 2013	December 31, 2012
ASSETS	(Unaudited)
Cash	$6,000	$573
Deferred costs	-	940,618
Total assets	$6,000	$941,191
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Accounts payable and accrued expenses	$1,200,207	$635,216
Due to affiliates	896,500	121,500
Total liabilities	2,096,707	756,716
Preferred stock, $0.01 par value, 50,000,000 authorized, none issued and outstanding	-	-
Common stock, $0.01 par value, 300,000,000 shares authorized, 8,888 shares issued and outstanding as of March 31, 2013 and December 31, 2012	89	89
Additional paid-in capital	(2,070,251)	199,911
Accumulated deficit during the development stage	(20,544)	(15,525)
Total stockholder's equity (deficit)	(2,090,706)	184,475
Total liabilities and stockholder's equity (deficit)	$6,000	$941,191

The accompanying notes are an integral part of this statement.

1

ARC REALTY FINANCE TRUST, INC.
(A Maryland Corporation in the Development Stage)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the three months ended March 31, 2013	Period from November 2012 (Date of Inception) to March 31, 2013
	(Unaudited)
Revenues
Other income	$1	$1
Total Revenues	1	1
Expenses:
Professional fees	5,020	20,545
Total expenses	5,020	20,545
Net Loss	$(5,019)	$(20,544)

Comprehensive loss	$(5,019)	$(20,544)

The accompanying notes are an integral part of this statement.

2

ARC REALTY FINANCE TRUST, INC.
(A Maryland Corporation in the Development Stage)
CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
For the Period from November 15, 2012 (date of inception) to March 31, 2013

	Common Stock			Accumulated Deficit During	Total
	Number of Shares	Par Value	Additional Paid-Capital	the Development Stage	Stockholder's Equity (Deficit)
Balance, November 15, 2012	-	$-	$-	$-	$-
Issuance of common stock	8,888	89	199,911	-	200,000
Net loss	-	-	-	(15,525)	(15,525)
Balance, December 31, 2012	8,888	$89	$199,911	$(15,525)	$184,475
Net loss	-	-	-	(5,019)	(5,019)
Offering costs	-	-	(2,270,162)	-	(2,270,162)
Balance, March 31, 2013 (Unaudited)	8,888	$89	$(2,070,251)	$(20,544)	$(2,090,706)

The accompanying notes are an integral part of this statement.

3

ARC REALTY FINANCE TRUST, INC.
(A Maryland Corporation in the Development Stage)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended March 31, 2013	Period from November 2012 (Date of Inception) to March 31, 2013
	(Unaudited)
Cash flows from operating activities:
Net loss	$(5,019)	$(20,544)
Adjustments to reconcile net loss to net cash used in operating activities
Change in accounts payable and accrued expenses	5,019	20,544
Net cash used in operating activities	$-	$-
Cash flows from financing activities:
Proceeds from issuance of common stock	$-	$200,000
Payments of offering costs	(413,061)	(733,989)
Advance from affiliate	418,488	539,989
Net cash provided by financing activities	$5,427	$6,000
Net change in cash	$5,427	$6,000
Cash, beginning of period	573	-
Cash, end of period	$6,000	$6,000

The accompanying notes are an integral part of this statement.

4

ARC REALTY FINANCE TRUST, INC.
(A Maryland Corporation in the Development Stage)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013

Note 1 — Organization and Business Operations

ARC Realty Finance Trust, Inc. (the “Company”) was formed to primarily acquire, originate and manage a diversified portfolio of commercial real estate debt secured by properties located both within and outside the United States. The Company may also invest in commercial real estate securities, and commercial real estate properties. Commercial real estate debt investments may include first mortgage loans, subordinated mortgage loans, mezzanine loans and participations in such loans. Commercial real estate securities may include commercial mortgage-backed securities (“CMBS”), senior unsecured debt of publicly traded real estate investment trusts (“REITs”) and other publicly traded real estate companies and collateralized debt obligations (“CDOs”). As of March 31, 2013, the Company had not acquired any real estate debt or other investments.

The Company was incorporated on November 15, 2012, as a Maryland corporation that intends to qualify as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2013. The Company intends to offer for sale a maximum of $2.0 billion of common stock, $0.01 par value per share, on a “reasonable best efforts” basis, pursuant to a registration statement on Form S-11 (the “Offering”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Offering also covers the offer and sale of up to $400.0 million in shares of common stock pursuant to a distribution reinvestment plan (the “DRIP”) under which common stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock.

For at least until February 12, 2015, the per share purchase price in the Offering will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will be based on the greater of $23.75 per share or 95% of the estimated value of a share of common stock. Within six months after February 12, 2015, (the “NAV pricing date”) the Company will begin offering shares in the Offering at a per share purchase price that will vary quarterly and will be equal to the net asset value (“NAV”) divided by the number of shares outstanding as of the end of business on the first day of each fiscal quarter after giving effect to any share purchases or repurchases effected in the immediately preceding quarter (“per share NAV”) and applicable selling commissions and dealer manager fees will be added to the per share price for shares in the Company’s primary offering but not for the DRIP.

The Company has sold 8,888 shares of common stock to ARC Realty Finance Special Limited Partnership, LLC (the “Special Limited Partner”), an entity wholly owned by American Realty Capital VIII, LLC (the “Sponsor”) for $22.50 per share or a total of $0.2 million. Substantially all of the Company's business will be conducted through ARC Realty Finance Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. ARC Realty Finance Advisors, LLC (the “Advisor”), is the Company’s affiliated advisor. The Company is the sole general partner and holds substantially all of the units of limited partner interests in the OP (“OP units”). Additionally, the Special Limited Partner, through the Advisor, expects to contribute $2,020 to the OP in exchange for 90 units of limited partner interest in the aggregate OP ownership, which will represent a nominal percentage of the aggregate OP ownership. The limited partner interests have the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company has no employees. The Company has retained the Advisor to manage its affairs on a day-to-day basis. Realty Capital Securities, LLC (the “Dealer Manager”), an entity under common ownership with the Sponsor, serves as the dealer manager of the Offering. The Advisor and Dealer Manager are related parties and will receive compensation and fees for services related to the Offering and the investment and management of the Company's assets. The Advisor and Dealer Manager will receive fees during the offering, acquisition, operational and liquidation stages.

5

ARC REALTY FINANCE TRUST, INC.
(A Maryland Corporation in the Development Stage)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013

The consolidated financial statements and related footnotes are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (‘‘GAAP’’) for interim financial statements. In the opinion of management, the interim data includes all adjustments necessary for a fair statement of the results for the periods presented. Interim period results may not be indicative of full year or future results. The unaudited consolidated financial statements do not include all information and notes required in annual audited financial statements in conformity with GAAP.

Note 2 — Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting in accordance with GAAP.

Development Stage Company

The Company complies with the reporting requirements of development stage enterprises. Pursuant to the terms of the Offering, the Company must receive proceeds of $2.0 million in connection with the sale of common stock in order to break escrow and commence operations. As of March 31, 2013, the Company had not reached such threshold, acquired or originated any commercial real estate debt, commercial real estate securities, or commercial real estate properties or earned any income.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company, the OP and its subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation. In determining whether the Company has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity for which the Company is the primary beneficiary.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding classification of investments, fair value measurements, credit losses and impairments of investments, and derivative financial instruments and hedging activities, as applicable.

Organizational Costs

Organizational costs may include accounting, legal and regulatory fees incurred related to the formation of the Company. Organizational costs are expensed as incurred.

Real Estate Debt Investments

Commercial real estate debt investments are intended to be held until maturity and, accordingly, will be carried at cost, net of unamortized origination fees, acquisition fees, discounts and unfunded commitments unless such loan or investment is deemed to be impaired. Real estate debt investments that are deemed to be impaired will be carried at amortized cost less a loan loss reserve. Interest income is recorded on the accrual basis and related discounts, premiums, origination costs and fees on investments are amortized over the life of the investment using the effective interest method. The amortization will be reflected as an adjustment to interest income in the Company’s consolidated statements of operations.

6

ARC REALTY FINANCE TRUST, INC.
(A Maryland Corporation in the Development Stage)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013

Real Estate Securities

On the acquisition date, all of the Company’s commercial real estate securities will be classified as available for sale, and will be carried at fair value, with any unrealized gains (losses) reported as a component of accumulated other comprehensive income (loss) in the Company’s consolidated statement of stockholder's equity. However, the Company may elect the fair value option for certain of its available for sale securities, and as a result, any unrealized gains (losses) on such securities will be recorded in unrealized gains (losses) on investments in the Company’s consolidated statement of operations. Interest income on commercial real estate securities will be recognized using the effective interest method with any purchased premium or discount recorded as an adjustment to interest income.

Credit Losses and Impairment on Investments

Real Estate Debt Investments

The Company will maintain a loan loss reserve on its commercial real estate debt investments, if appropriate. A provision will be established when the Company believes a loan is impaired, which is when it is deemed probable that the Company will not be able to collect principal and interest amounts due according to the contractual terms. The Company will assess the credit quality of the portfolio and adequacy of reserves on at least a quarterly basis. To determine if a commercial real estate debt investment is impaired, the Company will consider the estimated net recoverable value of the loan as well as other factors, including but not limited to fair value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic situation of the region where the borrower does business. Because this determination is based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized may differ materially from the carrying value as of the balance sheet date.

Income recognition will be suspended for loans at the earlier of the date at which payments become 90-days past due or when, in the opinion of the Company, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the suspended loan becomes contractually current and performance is demonstrated to be resumed. A loan will be written off when it is no longer realizable and legally discharged.

Real Estate Securities

Commercial real estate securities for which the fair value option is not elected will be periodically evaluated for other-than-temporary impairment. A security where the fair value is less than amortized cost will be considered impaired. Impairment of a security will be considered to be other-than-temporary when: (i) the holder has the intent to sell the impaired security; (ii) it is more likely than not the holder will be required to sell the security; or (iii) the holder does not expect to recover the entire amortized cost of the security. If it is determined that an other-than-temporary impairment exists, the portion related to credit losses, where the Company does not expect to recover its entire amortized cost basis, will be recognized as an “Impairment of assets” on the Company's consolidated statement of operations. If the Company does not intend to sell the security and it is more likely than not that the entity will not be required to sell the security, but the security has suffered a credit loss, the impairment charge will be separated. The credit loss component of the impairment will be recorded as an “Impairment of assets” on the Company's consolidated statement of operations, and the remainder will be recorded in “accumulated other comprehensive income (loss)” on the Company's consolidated balance sheet.

7

ARC REALTY FINANCE TRUST, INC.
(A Maryland Corporation in the Development Stage)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013

Commercial real estate securities for which the fair value option was elected will not be evaluated for other-than-temporary impairment as changes in fair value are recorded in the Company’s consolidated statement of operations.

Cash

Cash includes cash in bank accounts. The Company deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company up to an insurance limit.

Restricted Cash

Restricted cash may primarily consist of escrow deposits for future debt service payments, taxes, insurance, property maintenance or other amounts collected with mortgage loan originations.

Deferred Costs

Deferred costs may consist primarily of deferred financing costs or deferred offering costs. Deferred financing costs represent commitment fees, legal fees, and other costs associated with obtaining commitments for financing. These costs will be amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs will be expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close will be expensed in the period in which it is determined that the financing will not close.

Deferred offering costs may represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with the registration and sale of shares of the Company's common stock. As of December 31, 2012, such costs totaled $0.9 million. On the day the Company commenced its Offering, deferred offering costs were reclassified to stockholder’s equity (deficit).

Share Repurchase Program

The Company will have a Share Repurchase Program (“SRP”) that enables stockholders to sell their shares to the Company. Under the SRP, stockholders may request that the Company redeem all or any portion, subject to certain minimum conditions described below, if such repurchase does not impair the Company's capital or operations.

Prior to the time that the Company’s shares are listed on a national securities exchange and until the Company begins to calculate its NAV, the repurchase price per share will depend on the length of time investors have held such shares as follows: after one year from the purchase date — the lower of $23.13 or 92.5% of the amount they actually paid for each share; after two years from the purchase date — the lower of $23.75 or 95.0% of the amount they actually paid for each share; after three years from the purchase date — the lower of $24.38 or 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $25.00 or 100% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations).

Once the Company begins to calculate its NAV, the price per share that the Company will pay to repurchase shares of the Company’s common stock on any business day will be the Company's per share NAV for the quarter, calculated after the close of business on the first business day of each quarter, plus applicable selling commissions and dealer manager fees. Subject to limited exceptions, stockholders who redeem their shares of the Company's common stock within the first four months from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate per share NAV of the shares of common stock received. Because the Company's per share NAV will be calculated quarterly, the redemption price may fluctuate between the redemption request day and the date on which the Company pays redemption proceeds.

Until the Company begins to calculate its NAV, the Company is only authorized to repurchase shares pursuant to the SRP using the proceeds received from the DRIP and will limit the amount spent to repurchase shares in a given quarter to the amount of proceeds received from the DRIP in that same quarter. In addition, the board of directors may reject a request for redemption, at any time. Due to these limitations, the Company cannot guarantee that it will be able to accommodate all repurchase requests. Purchases under the SRP by the Company will be limited in any calendar year to 5% of the weighted average number of shares outstanding during the prior year.

8

ARC REALTY FINANCE TRUST, INC.
(A Maryland Corporation in the Development Stage)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013

After the Company begins to calculate its NAV, purchases under the SRP will be limited in any calendar year to 1.25% of Company's NAV as of the last day of the previous calendar quarter, or approximately 5% of the Company's NAV in any 12 month period. If the Company reaches the 1.25% limit on redemptions during any quarter, the Company will not accept any additional redemption requests for the remainder of such quarter. The SRP will automatically resume on the first day of the next calendar quarter, unless our board of directors determines to suspend the share repurchase plan.

When a stockholder requests redemption and the redemption is approved, the Company will reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares repurchased under the SRP will have the status of authorized but unissued shares. At March 31, 2013, no shares were eligible to be redeemed.

Distribution Reinvestment Plan

Pursuant to the DRIP, stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the Offering. The board of directors may designate that certain cash or other distributions be excluded from the DRIP. The Company has the right to amend any aspect of the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP are recorded to equity in the balance sheet in the period distributions are declared. There have been no shares issued under the DRIP as of March 31, 2013.

Derivative Instruments

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions.

The Company will record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designated and qualifies for hedge accounting treatment. If the Company elects not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments will be recognized immediately in gains (losses) on derivative instruments in the consolidated statement of operations. If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

9

ARC REALTY FINANCE TRUST, INC.
(A Maryland Corporation in the Development Stage)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with the Company’s Offering. Offering costs (other than selling commissions and the dealer manager fee) of the Company may be paid by the Advisor, the Dealer Manager or their affiliates on behalf of the Company. Offering costs will be reclassified from deferred costs to stockholder's equity when the Company commences its Offering, and will include all expenses incurred by the Company in connection with its Offering as of such date. These costs include but are not limited to (i) legal, accounting, printing, mailing and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. The Company is obligated to reimburse the Advisor or its affiliates, as applicable, for organizational and offering costs paid by them on behalf of the Company, not withstanding that the Advisor is obligated to reimburse the Company to the extent organizational and offering costs (excluding selling commissions and the dealer manager fee) incurred by the Company in its offering exceed 2.00% of gross offering proceeds. As a result, these costs are only a liability of the Company to the extent aggregate selling commissions, the dealer manager fees and other offering costs do not exceed 12.00% of the gross proceeds determined at the end of offering (See Note 4 — Related Party Transactions and Arrangements).

Share-Based Compensation

The Company has a stock-based incentive award plan, which is accounted for under the guidance for share based payments. The expense for such awards will be included in general and administrative expenses and will be recognized over the vesting period or when the requirements for exercise of the award have been met (See Note 6 — Share-Based Compensation).

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with the taxable year ending December 31, 2013. If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax as long as it distributes at least 90% of its REIT taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Per Share Data

The Company will calculate basic income per share by dividing net income for the period by weighted-average shares of its common stock outstanding for a respective period. Diluted income per share takes into account the effect of dilutive instruments, such as stock options and unvested restricted stock and other securities which are convertible to common stock, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding. For the three months ended March 31, 2013, the calculation of net income per share is not presented because it is not a meaningful measure of the Company’s performance as the Company has not commenced operations.

Reportable Segments

The Company will conduct its business through the following segments:

•	The real estate debt business will be focused on originating, acquiring and asset managing commercial real estate debt investments, including first mortgage loans, subordinate mortgages, mezzanine loans and participations in such loans.

•	The real estate securities business will be focused on investing in and asset managing commercial real estate securities primarily consisting of CMBS and may include unsecured REIT debt, CDO notes and other securities.

10

ARC REALTY FINANCE TRUST, INC.
(A Maryland Corporation in the Development Stage)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013

Once operations of the Company commence, revenues and expenses will be allocated to the two segments as required for financial disclosure purposes.

Note 3 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Note 4 — Related Party Transactions and Arrangements

As of March 31, 2013, an entity wholly owned by the Sponsor owned 8,888 shares of the Company’s outstanding common stock. The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company. As of March 31, 2013, the Company had a payable of $0.9 million payable to affiliated entities for services provided and advances received to fund the payment of regulatory filing fees and other offering costs.

Fees Paid in Connection with the Offering

The Dealer Manager will receive fees and compensation in connection with the sale of the Company’s common stock. The Dealer Manager will receive a selling commission of up to 7.0% of the per share purchase price of the Company's offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, it is expected that the Dealer Manager will receive up to 3.0% of the gross proceeds from the sale of shares, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may reallow its dealer-manager fee to such participating broker-dealers. A participating broker-dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares (not including selling commissions and dealer manager fees) by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option is elected, it is expected that the dealer manager fee will be reduced to 2.5% of gross proceeds (not including selling commissions and dealer manager fees). No such fees have been incurred from the Dealer Manager during the three months ended March 31, 2013.

The Advisor and its affiliates may receive compensation and reimbursement for services relating to the Offering. All offering costs incurred by the Company or its affiliated entities on behalf of the Company are initially charged to deferred costs on the accompanying balance sheet, and will subsequently be charged to additional paid-in capital once the Offering commences. During the three months ended March 31, 2013, the Company has not incurred any offering cost reimbursements to the Advisor and Dealer Manager. The Company is responsible for organizational and offering costs from the ongoing offering, excluding commissions and dealer manager fees, up to a maximum of 2.00% of gross proceeds received from its ongoing Offering of common stock, measured at the end of the Offering. Organizational and offering costs in excess of the 2.00% cap as of the end of the offering are the Advisor's responsibility. As of March 31, 2013, organizational and offering costs exceeded 2.00% of gross proceeds received from the Offering by $2.3 million, due to the on-going nature of the offering process and that many expenses were paid before the offering commenced.

Fees Paid in Connection with the Operations of the Company

The Advisor will receive an acquisition fee of 1.0% of the principal amount funded by the Company to acquire or originate commercial real estate debt or the amount invested in the case of other commercial real estate investments. The Advisor may be also be reimbursed for expenses incurred related to selecting, evaluating, originating and acquiring investments on the Company's behalf, which is expected to be approximately 0.5% of the principal amount funded by the Company to acquire or originate commercial real estate debt or the amount invested in the case of other commercial real estate investments. In no event will the total of all acquisition fees and acquisition expenses payable with respect to a particular investment exceed 4.5% of the principal amount funded by the Company to acquire or originate commercial real estate debt or the amount invested in the case of other commercial real estate investments. Once the proceeds from the Offering have been fully invested, the aggregate amount of acquisition fees shall not exceed 1.5% of the principal amount funded by the Company to acquire or originate commercial real estate debt or the amount invested in the case of other commercial real estate investments, as applicable, for all of the assets acquired.

11

ARC REALTY FINANCE TRUST, INC.
(A Maryland Corporation in the Development Stage)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013

The Company will pay the Advisor an annual asset management fee equal to 0.75% of the cost of the Company's assets. Once the Company begins to calculate NAV, the asset management fee will be based on the lower of 0.75% of the costs of the Company's assets and 0.75% of the quarterly NAV. The amount of the asset management fee will be reduced to the extent that the amount of dividends declared during the six month period ending on the last day of the calendar quarter immediately preceding the date such asset management fee is payable, exceeds the funds from operations (“FFO”), as adjusted, for the same period. For purposes of this determination, FFO, as adjusted, is FFO before deducting (i) acquisition fees and related expenses; (ii) non-cash restricted stock grant amortization, if any; and (iii) impairments of real estate related investments, if any (including properties, loans receivable and equity and debt investments). FFO, as adjusted, is not the same as FFO.

The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company's operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services during the operational stage, in addition to paying an asset management fee; however, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate commissions.

In order to improve operating cash flows and the ability to pay distributions from operating cash flows, the Advisor may elect to waive certain fees. Because the Advisor may waive certain fees, cash flow from operations that would have been paid to the Advisor may be available to pay distributions to stockholders. The fees that may be forgiven are not deferrals and accordingly, will not be paid to the Advisor in cash. In certain instances, to improve the Company’s working capital, the Advisor may elect to absorb a portion of the Company’s general and administrative costs.

The Advisor at its election may also contribute capital to enhance the Company’s cash position for working capital and distribution purposes. Any contributed capital amounts are not reimbursable to the Advisor. Further, any capital contributions are made without any corresponding issuance of common or preferred shares.

As of March 31, 2013, no fees or reimbursements were incurred or waived for any period in connection with the operations of the Company and no capital contributions were made by the Advisor.

Fees Paid in Connection with the Liquidation of Assets or Listing of the Company's Common Stock or Termination of the Advisory Agreement

The Company will pay a disposition fee of 1.0% of the contract sales price of each commercial real estate loan or other investment sold, including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of the Company as part of a securitization transaction. The Company will not be obligated to pay a disposition fee upon the maturity, prepayment, workout, modification or extension of commercial real estate debt unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (i) 1.0% of the principal amount of the debt prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction. If the Company takes ownership of a property as a result of a workout or foreclosure of a loan, it will pay a disposition fee upon the sale of such property.

12

ARC REALTY FINANCE TRUST, INC.
(A Maryland Corporation in the Development Stage)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013

The Company may pay the Advisor an annual subordinated performance fee of 15% of the excess of the Company's total return to stockholders in any year, which such total return exceeds 6.0% per annum, provided that in no event will the annual subordinated performance fee exceed 10.0% of the aggregate total return for such year. This fee will be payable only upon the sale of assets, distributions or other event which results in the return on stockholders’ capital exceeding 6.0% per annum.

If the Company is not listed on an exchange, the Company intends to pay a subordinated participation in the net sale proceeds of the sale of real estate assets of 15.0% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax non-compounded return on the capital contributed by investors.

If the Company is listed on an exchange, the Company will pay a subordinated incentive listing distribution of 15.0% of the amount by which the adjusted market value of real estate assets plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors. Neither the Advisor nor any of its affiliates can earn both the subordinated participation in the net sale proceeds and the subordinated listing distribution.

Upon termination or non-renewal of the advisory agreement, the Company's Advisor shall be entitled to receive distributions from the OP, pursuant to a special limited partnership interest, equal to 15% of the amount by which the sum of the Company's adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax non-compounded return to investors. In addition, the Company's Advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

As of March 31, 2013, no fees were paid for any period in connection with the liquidation of assets, listing of the Company's common stock or termination of the advisory agreement.

The Company cannot assure that it will provide the 6.0% return specified in the above agreements but the Advisor will not be entitled to the subordinated performance fee, subordinated participation in net sale proceeds, subordinated incentive listing distribution or subordinated distribution upon termination of the advisory agreement unless investors have received a 6.0% cumulative, pre-tax non-compounded return on their capital contributions

The Company will also establish a restricted stock award plan for the benefit of employees (if the Company ever has employees), directors, employees of the Advisor and its affiliates. See Note 6 — Share-Based Compensation.

Note 5 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these entities are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note 6 — Share-Based Compensation

Restricted Share Plan

The Company has an employee and director incentive restricted share plan (the “RSP”), which provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company or certain consultants to the Company and the Advisor and its affiliates. The total number of common shares granted under the RSP shall not exceed 5.0% of the Company’s authorized common shares pursuant to the Offering and in any event will not exceed 4.0 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

13

ARC REALTY FINANCE TRUST, INC.
(A Maryland Corporation in the Development Stage)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013

Restricted share awards entitle the recipient to receive common shares from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares shall be subject to the same restrictions as the underlying restricted shares. The fair value of the restricted shares will be expensed over the vesting period of five years.

The RSP also provides for the automatic grant of 1,333 restricted shares of common stock to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20.0% per annum.

There have been no restricted shares issued and there was no compensation expense related to restricted shares for the three months ended March 31, 2013.

Note 7 — Subsequent Events

The Company has evaluated subsequent events through the the filing of this Form 10-Q, and determined that there have not been any events that have occurred that would require adjustments to disclosures in the consolidated financial statements, except for the following transactions:

Sales of Common Stock

On May 14, 2013, the Company received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of common stock, issued shares to the Sponsor in the amount of $1.0 million at a purchase price of $22.50 per share and broke the general escrow requirements of the IPO. As of May 14, 2013, the Company had 97,778 shares outstanding.

On May 13, 2013, the Company's board of directors authorized, and the Company declared, a distribution rate, which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00565068493 per day based on a price of $25.00 per share of common stock. The distributions will begin to accrue commencing with the earlier to occur of: (i) June 15, 2013; and (ii) 15 days following the Company's initial portfolio investment. The distributions will be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. Distributions payments are dependent on the availability of funds. The board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distributions payments are not assured.

14

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion should be read in conjunction with the accompanying unaudited financial statements of ARC Realty Finance Trust, Inc. and the notes thereto, and other financial information included elsewhere in this Quarterly Report on Form 10-Q. As used herein, the terms “we,” “our” and “us” refer to ARC Realty Finance Trust, Inc., a Maryland corporation, and, as required by context, to ARC Realty Finance Adviser, LLC (the “Adviser”) and its subsidiaries. ARC Realty Finance Trust, Inc. is externally managed by the Adviser.

The forward-looking statements contained in this Quarterly Report on Form 10-Q may include statements as to:

•	our use of the proceeds of the offering;
•	our business and investment strategy;
•	our ability to make investments in a timely manner or on acceptable terms;
•	current credit market conditions and our ability to obtain long-term financing for our property investments in a timely manner and on terms that are consistent with what we project when we invest in the property;
•	the effect of general market, real estate market, economic and political conditions, including the recent economic slowdown and dislocation in the global credit markets;
•	our ability to make scheduled payments on our debt obligations;
•	our ability to generate sufficient cash flows to make distributions to our stockholders;
•	the degree and nature of our competition;
•	the availability of qualified personnel;
•	our ability to qualify and maintain our qualification as a REIT; and
•	other factors set forth under the caption ‘‘Risk Factors’’ in our registration statement on Form S-11 (File No. 333-186111)

In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Quarterly Report on Form 10-Q involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason.

You should not place undue reliance on these forward-looking statements. The forward-looking statements made in this Quarterly Report on Form 10-Q relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this Quarterly Report on Form 10-Q.

15

Overview

We were formed to primarily acquire, originate and manage a diversified portfolio of commercial real estate debt secured by properties located both within and outside the United States. We may also invest in commercial real estate securities, and commercial real estate properties. Commercial real estate debt investments may include first mortgage loans, subordinated mortgage loans, mezzanine loans and participations in such loans. Commercial real estate securities may include commercial mortgage-backed securities (“CMBS”), senior unsecured debt of publicly traded real estate investment trusts (“REITs”) and other publicly traded real estate companies and collateralized debt obligations (“CDOs”). As of March 31, 2013, we had not acquired any real estate debt or other investments.

We were incorporated on November 15, 2012, as a Maryland corporation that intends to qualify as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2013. We are offering for sale a maximum of $2.0 billion of common stock, $0.01 par value per share, on a “reasonable best efforts” basis, pursuant to a registration statement on Form S-11 (the “Offering”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Offering also covers the offer and sale of up to $400.0 million in shares of common stock pursuant to a distribution reinvestment plan (the “DRIP”) under which common stockholders may elect to have their distributions reinvested in additional shares of the our common stock.

For at least until February 12, 2015, the per share purchase price in the Offering will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will be based on the greater of $23.75 per share or 95% of the estimated value of a share of common stock. Within six months after February 12, 2015, (the “NAV pricing date”) we will begin offering shares in the Offering at a per share purchase price that will vary quarterly and will be equal to the net asset value (“NAV”) divided by the number of shares outstanding as of the end of business on the first day of each fiscal quarter after giving effect to any share purchases or repurchases effected in the immediately preceding quarter (“per share NAV”) and applicable selling commissions and dealer manager fees will be added to the per share price for shares in the our primary offering, but not for the DRIP.

We have sold 8,888 shares of common stock to ARC Realty Finance Special Limited Partnership, LLC (the “Special Limited Partner”), an entity wholly owned by American Realty Capital VIII, LLC (the “Sponsor”) for $22.50 per share or a total of $0.2 million. Substantially all of our business will be conducted through ARC Realty Finance Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. ARC Realty Finance Advisors, LLC (the “Advisor”), is the Company’s affiliated advisor. We are the sole general partner and hold substantially all of the units of limited partner interests in the OP (“OP units”). Additionally, the Special Limited Partner, through the Advisor, expects to contribute $2,020 to the OP in exchange for 90 units of limited partner interest in the aggregate OP ownership, which will represent a nominal percentage of the aggregate OP ownership. The limited partner interests have the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

We have no employees. We have retained the Advisor to manage our affairs on a day-to-day basis. Realty Capital Securities, LLC (the “Dealer Manager”), an entity under common ownership with the Sponsor, serves as the dealer manager of the Offering. The Advisor and Dealer Manager are related parties and will receive compensation and fees for services related to the Offering and the investment and management of our assets. The Advisor and Dealer Manager will receive fees during the offering, acquisition, operational and liquidation stages.

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Significant Accounting Estimates and Critical Accounting Policies

Our financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Critical accounting policies are those that require the application of management’s most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, management has made estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. In preparing the financial statements, management has utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming its estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses. As our expected operating plans occur, we will describe additional critical accounting policies in the notes to our future financial statements in addition to those discussed below.

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates include:

Real Estate Debt Investments

Commercial real estate debt investments are intended to be held until maturity and, accordingly, will be carried at cost, net of unamortized origination fees, acquisition fees, discounts and unfunded commitments unless such loan or investment is deemed to be impaired. Real estate debt investments that are deemed to be impaired will be carried at amortized cost less a loan loss reserve. Interest income is recorded on the accrual basis and related discounts, premiums, origination costs and fees on investments are amortized over the life of the investment using the effective interest method. The amortization will be reflected as an adjustment to interest income in our consolidated statements of operations.

Real Estate Securities

On the acquisition date, all of our commercial real estate securities will be classified as available for sale, and will be carried at fair value, with any unrealized gains (losses) reported as a component of accumulated other comprehensive income (loss) in our consolidated statement of stockholder's equity. However, we may elect the fair value option for certain of its available for sale securities, and as a result, any unrealized gains (losses) on such securities will be recorded in unrealized gains (losses) on investments in our consolidated statement of operations. Interest income on commercial real estate securities will be recognized using the effective interest method with any purchased premium or discount recorded as an adjustment to interest income.

Credit Losses and Impairment on Investments

Real Estate Debt Investments

We will maintain a loan loss reserve on our commercial real estate debt investments, if appropriate. A provision will be established when we believe a loan is impaired, which is when it is deemed probable that we will not be able to collect principal and interest amounts due according to the contractual terms. We will assess the credit quality of the portfolio and adequacy of reserves on at least a quarterly basis. To determine if a commercial real estate debt investment is impaired, we will consider the estimated net recoverable value of the loan as well as other factors, including but not limited to fair value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic situation of the region where the borrower does business. Because this determination is based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized may differ materially from the carrying value as of the balance sheet date.

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Income recognition will be suspended for loans at the earlier of the date at which payments become 90-days past due or when, in our opinion, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the suspended loan becomes contractually current and performance is demonstrated to be resumed. A loan will be written off when it is no longer realizable and legally discharged.

Real Estate Securities

Commercial real estate securities for which the fair value option is not elected will be periodically evaluated for other-than-temporary impairment. A security where the fair value is less than amortized cost will be considered impaired. Impairment of a security will be considered to be other-than-temporary when: (i) the holder has the intent to sell the impaired security; (ii) it is more likely than not the holder will be required to sell the security; or (iii) the holder does not expect to recover the entire amortized cost of the security. If it is determined that an other-than-temporary impairment exists, the portion related to credit losses, where we do not expect to recover its entire amortized cost basis, will be recognized as an “Impairment of assets” on our consolidated statement of operations. If we do not intend to sell the security and it is more likely than not that the entity will not be required to sell the security, but the security has suffered a credit loss, the impairment charge will be separated. The credit loss component of the impairment will be recorded as an “Impairment of assets” on our consolidated statement of operations, and the remainder will be recorded in “accumulated other comprehensive income (loss)” on our consolidated balance sheet.

Commercial real estate securities for which the fair value option was elected will not be evaluated for other-than-temporary impairment as changes in fair value are recorded in our consolidated statement of operations.

Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

We will record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or we elect not to apply hedge accounting.

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The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designated and qualifies for hedge accounting treatment. If we elect not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments will be recognized immediately in gains (losses) on derivative instruments in our consolidated statement of operations. If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

Income Taxes

We intend to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with the taxable year ending December 31, 2013. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax as long as we distribute at least 90% of our REIT taxable income to our stockholders. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

Results of Operations

Currently, we have not commenced business operations. Because we have not acquired any assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to 80,000,000 shares of our common stock, $0.01 par value per share, at $25.00 per share (subject to certain volume discounts). We also are offering up to 16,842,105 shares of common stock under our DRIP initially at $23.75 per share, which is 95% of the primary offering price. Commencing on the NAV pricing date, we will offer our shares in our primary offering at a price equal to our per share NAV, plus applicable selling commissions and dealer manager fees. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

Our principal demands for cash will be for acquisition costs, including the purchase price of any commercial real estate investments we acquire, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our acquisitions from the net proceeds of the Offering. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in OP units.

We expect to use debt financing as a source of capital. Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total ‘‘net assets’’ (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is currently our intention to limit our aggregate borrowings to 45% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions.

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Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Distributions

As of March 31, 2013, we have not paid any distributions. We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar month after the calendar month in which we make our first commercial real estate investment. We intend to fund such distributions from cash flow from operations, however, we may have insufficient cash flow from operations available for distribution until we make substantial investments and we can give no assurance that we will pay distributions solely from our cash flow from operations during the early stages of our operations or at any point in the future. In the event that our cash flow from operations is not sufficient to fully fund our distributions, our organizational documents permit us to pay distributions from any source, including loans, offering proceeds and our advisor’s advances and deferral of fees and expenses reimbursements. We have not established a limit on the amount of proceeds we may use from the Offering to fund distributions. Our board of directors will determine the amount of the distributions to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements, requirements of Maryland law and the annual distribution requirements necessary to maintain our REIT status under the Code. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT, we must annually distribute to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gains.

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Item 3. Quantitative and Qualitative Disclosures about Market Risk.

Currently, we have not commenced business operations. Because we have not acquired any assets, borrowed any funds or purchased or sold any derivative, we are currently not exposed to interest rate or foreign currency market risks.

Item 4. Controls and Procedures.

Disclosure Controls and Procedures

In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that our disclosure controls and procedures are effective as of the end of the period covered by the Quarterly Report on Form 10-Q.

Change in Internal Control Over Financial Reporting

No change occurred in our internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) during the three months ended March 31, 2013 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

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ARC REALTY FINANCE TRUST, INC.

PART II

Item 1. Legal Proceedings.

We currently are not subject to any material legal proceedings.

Item 1A. Risk Factors.

Not applicable.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

Not applicable.

Item 3. Defaults upon Senior Securities.

Not applicable.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

Not applicable.

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Item 6. Exhibits.

EXHIBITS INDEX

The following exhibits are included in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
1.1*	Amended and Restated Exclusive Dealer Manager Agreement, dated as of April 9, 2013, among the Company, ARC Realty Finance Advisors, LLC and Realty Capital Securities, LLC
3.1*	Articles of Amendment and Restatement
4.1*	Agreement of Limited Partnership of ARC Realty Finance Operating Partnership, L.P., dated as of February 12, 2013
10.1*	Amended and Restated Subscription Escrow Agreement, dated as of March 13, 2013, among Realty Capital Securities, LLC, the Company and UMB Bank, N.A.
10.2*	Advisory Agreement, dated as of February 12, 2013, by and among the Company, ARC Realty Finance Operating Partnership, L.P. and ARC Realty Finance Advisors, LLC
10.3*	Employee and Director Incentive Restricted Share Plan of the Company
10.5*	First Amendment to Advisory Agreement, entered into as of March 11, 2013, by and among the Company, ARC Realty Finance Operating Partnership, L.P. and ARC Realty Finance Advisors, LLC
10.6*	Form of Restricted Share Award Agreement Pursuant to the Employee and Director Incentive Restricted Share Plan of the Company
14*	Code of Ethics
31.1*	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2 *	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32 *	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101 *	XBRL (eXtensible Business Reporting Language). The following materials from ARC Realty Finance Trust, Inc.'s Quarterly Report on Form 10-Q for the three months ended March 31, 2013, formatted in XBRL: (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations and Comprehensive Loss, (iii) the Consolidated Statement of Changes in Equity, (iv) the Consolidated Statements of Cash Flows and (v) the Notes to the Consolidated Financial Statements. As provided in Rule 406T of Regulation S-T, this information in furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934

_________________________

*	Filed herewith

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ARC REALTY FINANCE TRUST, INC.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARC REALTY FINANCE TRUST, INC.

By:
/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch Title: Chairman and Chief Executive Officer (Principal Executive Officer)

By:
/s/ Nicholas Radesca
Date: May 15, 2013	Name: Nicholas Radesca Title: Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

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